UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2018

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 572-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On December 24, 2018, Ladenburg Thalmann Financial Services Inc. (the “Company”) entered into an agreement (the “Repurchase Agreement”) with our principal shareholder, Phillip Frost, M.D. (“Dr. Frost”), and an entity affiliated with Dr. Frost, Frost Nevada Investments Trust (“Frost Nevada” and, together with Dr. Frost, the “Sellers”), pursuant to which the Company agreed to repurchase 50,900,000 shares of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company directly from the Sellers (the “Share Repurchase”) in a private transaction at a price of $2.50 per share. The Company funded the Share Repurchase with $50.9 million in cash on hand and by issuing $76.35 million aggregate principal amount of 7.25% Senior Notes due 2028 (the “Notes”) to the Sellers.

In addition, pursuant to the Repurchase Agreement, options to purchase 3,610,000 shares of the Company’s Common Stock held by Dr. Frost were cancelled in exchange for $3 million in cash (the “Option Cancellation”).

The Share Repurchase and the Option Cancellation closed on December 24, 2018.

The Repurchase Agreement and the related transactions were approved by the Company’s board of directors, and committees thereof.

The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior unsecured and unsubordinated indebtedness. The Notes are effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness and structurally subordinated to all existing and future indebtedness of the Company’s subsidiaries. The Notes bear interest from December 24, 2018 at the rate of 7.25% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2019, and at maturity. The Notes mature on September 30, 2028.

The Company may, at its option, at any time and from time to time, on or after September 30, 2021, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest to, but excluding, the date fixed for redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes.

The Notes contain registration and exchange rights that require the Company, at the written request of the Sellers, to use commercially reasonable efforts to issue in exchange for the Notes a new series of notes (the “Exchange Notes”) under the Company’s existing Indenture, dated as of November 21, 2017, as amended and supplemented from time to time, on substantially the same terms as the Company’s outstanding 7.25% Senior Notes due 2028, which have substantially the same terms as the Notes. In connection with those registration rights, the Company will use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) to facilitate the resale of the Notes or the Exchange Notes, as the case may be, within 90 days of the date of written notice from the Sellers, and to use its commercially reasonable efforts to cause the registration statement to be declared effective by the SEC.

Following the Share Repurchase, the Company had approximately 146,621,018 shares of Common Stock outstanding as of December 24, 2018. Dr. Frost also made charitable donations of shares of the Company’s Common Stock on December 24, 2018, and is expected to make additional charitable donations of shares of the Company’s Common Stock on December 26, 2018. After the charitable donations are completed, Dr. Frost’s beneficial ownership of the Company’s outstanding voting securities will be below 5%.

The foregoing descriptions of the Repurchase Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Repurchase Agreement and the form of Note, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively.

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant to a letter agreement (the “Letter Agreement”), dated as of December 24, 2018, by and between the Company and Frost Gamma Investments Trust (“Frost Gamma”), an entity affiliated with Dr. Frost, the Company’s $40 million revolving credit agreement (the “Credit Agreement”), dated as of November 8, 2017, by and between the Company and Frost Gamma, was terminated effective as of December 24, 2018. At the time of its termination, no outstanding amounts were owed by the Company under the Credit Agreement and no early termination penalties were incurred by the Company in connection with the termination.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 24, 2018, the Company issued a press release announcing the Share Repurchase and Option Cancellation. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and will not, except to the extent required by applicable law or regulation, be deemed filed by Ladenburg Thalmann Financial Services Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of 7.25% Senior Note due 2028 issued to Phillip Frost, M.D. and Frost Nevada Investments Trust
10.1	Agreement, dated December 24, 2018, by and among Ladenburg Thalmann Financial Services Inc., Phillip Frost M.D. and Frost Nevada Investments Trust
10.2	Letter Agreement, dated December 24, 2018, by and between Ladenburg Thalmann Financial Services Inc. and Frost Gamma Investments Trust
99.1	Press release dated December 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 26, 2018	LADENBURG THALMANN FINANCIAL SERVICES INC.

	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer